EXHIBIT 4(a)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED REGISTERED

No. SR-FXR                                 CURRENCY/PRINCIPAL AMOUNT

CUSIP No.




                                          MCI COMMUNICATIONS CORPORATION
                                              SENIOR MEDIUM-TERM NOTE
                                                   (Fixed Rate)


ORIGINAL ISSUE DATE:       INTEREST RATE:              STATED MATURITY DATE:



INITIAL  REDEMPTION  DATE:  INITIAL  REDEMPTION  ANNUAL  REDEMPTION  PERCENTAGE:
PERCENTAGE REDUCTION:




REPAYMENT DATE(S):     INTEREST PAYMENT DATE:              REGULAR RECORD DATE:




                           o  SEE ADDENDUM FOR ADDITIONAL OR OTHER PROVISIONS

         MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to








, or registered assigns, the principal sum of

on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, semiannually on June 1 and December 1, unless otherwise specified above (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the Holder of this Note as of the close of business on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date (or any earlier date of redemption or repayment) (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date), until the principal hereof and premium, if any, hereon is paid or duly made available for payment. Interest payable on this Note on any Interest
Payment Date or the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment or, if no interest has been paid or duly made available for payment, from the Original Issue Date to but excluding such Interest Payment Date or Maturity Date, as the case may be. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day (as defined below), the required payment of principal, premium, if any, and interest due on the Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after the Maturity Date or Interest Payment Date to the next succeeding Business Day. Interest hereon will be computed and paid on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date will, subject to certain exceptions, be paid to the Holder in whose name this Note (or one or more predecessor Senior Medium-Term Notes, as defined on the reverse hereof) is registered as of the close of business on the "Regular Record Date" for such interest, which shall be the May 15 or November 15 immediately preceding the June 1 or December 1 Interest Payment Date, unless otherwise specified above (whether or not a Business Day); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York; provided, however, that, if any payment hereon is to be made in a currency or composite currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law or executive order to close in the Principal Financial Center of the country issuing such currency or composite currency (or, in the case of the European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of this Note is to be made, except that with respect to the United States dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECU, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

         Payment of the principal of, and premium, if any, and interest on, this Note on the Maturity Date will be made in immediately available funds against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder entitled thereto at such address as shall appear in the Security Register; provided, however, that any Holder of $10,000,000 (or the equivalent thereof in foreign or composite currencies) or more in aggregate principal amount of Senior Medium-Term Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest (other than interest due on the Maturity Date) by wire transfer of immediately available funds if appropriate written wire transfer instructions have been received by the Trustee under the Senior Indenture, as defined on the reverse hereof, at its corporate trust office in The City of New York on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                          MCI COMMUNICATIONS CORPORATION
                                             By:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities issued under
the within-mentioned Senior Indenture.               Vice President

CITIBANK N.A., as Trustee

By:

                                                              Attest:
Authorized Signatory                                                 Secretary

     This Note is one of a duly authorized series of Senior Securities (the "Securities") of the Company issued and to be issued under an Indenture dated as of February 17, 1995, as supplemented by Supplement No. 1, dated October 4,
 1996 (collectively, called the "Senior Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is part of the series of Securities designated as "Senior Medium-Term Notes".

     The Senior Medium-Term Notes will not be subject to any sinking fund.

     This Note may be redeemed by the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with interest thereon payable to the date fixed for redemption, on notice given not more than 60 nor less than 30 days prior to the date fixed for redemption. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, if any, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Note may be subject to repayment at the option of the Holder hereof on the Repayment Date(s), if any, specified on the face hereof. If no such date is specified on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On each Repayment Date, if any, this Note shall be repayable, in whole or in part, in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received not more than 60 nor less than 30 days prior to the Repayment Date, with the form entitled "Option to Elect Repayment" below duly executed and completed, by the Trustee at its Corporate Trust Office, or such other address of which the Trustee shall from time to time notify the Holders of Senior Medium-Term Notes. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     If an Event of Default with respect to the Senior Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Medium-Term Notes at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all the Senior Medium-Term Notes due and payable in the manner and with the effect provided in the Senior Indenture.

     The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

     The Senior Medium-Term Notes are issuable only in registered form without coupons in denominations of $1,000 or integral multiples thereof.

     As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Senior Medium-Term Notes, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the Senior Medium-Term Notes are exchangeable for a like aggregate principal amount of Senior Medium-Term Notes of the same rank and tenor in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Company, the Trustee and any such agent shall not be affected by notice to the contrary.

     The Senior Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

     All capitalized terms used in this Note and not otherwise defined or specified herein shall have the meanings assigned to them in the Senior Indenture.

                                                   ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

UNIF GIFT MIN ACT-_______________________________  Custodian _________________
                                       (Cust)                      (Minor)


                                            Under Uniform Gifts to Minors Act
                                            ---------------------------------
                                                              (State)


TEN COM-as tenants in common
TEN ENT-as tenants by the entireties
JT TEN-as joint tenants with right of survivorship  and not as tenants in common
Additional    abbreviations    may   also   be   used    though   not   in   the
ab__________________________

                                                    ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers) unto

Please Insert Social Security or Other Identifying Number of Assignee:

-----------------------------------------------------------------------


     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:











the within Note and all rights hereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________
                                                              NOTICE:        The
                                                              signature  to this
                                                              assignment    must
                                                              correspond    with
                                                              the     name    as
                                                              written  upon  the
                                                              face of this  Note
                                                              in           every
                                                              particular,
                                                              without alteration
                                                              or  enlargement or
                                                              any         change
                                                              whatever.

                                             OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the date of repayment, to

     ---------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid the Trustee must receive at 111 Wall Street, New York, New York, Corporate Trust Services, 5th Floor, or at such other place or places of which the Trustee shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date (or, if either such day is not a Business Day, the next succeeding Business Day), if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be an increment of $1,000) which the Holder elects to have repaid: $__________, and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Senior Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $

Dated:________________
                                    ------------------------------------------
                                                     NOTICE:  The  signature  on
                                                     this    Option   to   Elect
                                                     Repayment  must  correspond
                                                     with  the  name as  written
                                                     upon the face of this  Note
                                                     in    every     particular,
                                                     without    alteration    or
                                                     enlargement  or any  change
                                                     whatever.